Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

National Rural Utilities Cooperative Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Variable Denomination Floating Rate Demand Notes	457(r)	$3,000,000,000(1)	100%	$3,000,000,000	0.0000927	$278,100
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$3,000,000,000		$278,100
	Total Fees Previously Paid							-
	Total Fee Offsets							$278,100
	Net Fee Due							$0

(1) This registration statement covers all investments in the Variable Denomination Floating Rate Demand Notes up to $20 billion, with the registration fee based on the aggregate principal amount of such notes outstanding from this offering not exceeding $3 billion at a particular time. All $3 billion of the notes registered hereunder were previously registered on Registration Statement No. 333-230569 filed on March 28, 2019 (the “Prior Registration Statement”). This registration statement is being filed solely to replace the Prior Registration Statement that is scheduled to expire on March 28, 2022 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	National Rural Utilities Cooperative Finance Corporation	S-3	333-230569(1)	03/28/2019		$278,100	Debt	Variable Denomination Floating Rate Demand Notes	$3,000,000,000	$3,000,000,000
Fee Offset Sources	National Rural Utilities Cooperative Finance Corporation	S-3	333-187721		04/04/2013						$409,200

(1)	Registration fees for up to $3 billion aggregate principal amount of notes were paid previously by the registrant in connection with the Prior Registration Statement, which is terminated hereby. Pursuant to Rule 457(p) under the Securities Act of 1933, these fees are being offset and, accordingly, no filing fee is paid herewith.

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